EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of ON Semiconductor Corporation and its wholly owned subsidiaries (hereinafter referred to as “ON”, “Company,” “we,” “our,” “us” and similar terms unless the context indicates otherwise) and Fairchild Semiconductor International, Inc. (“Fairchild”) after giving effect to ON’s acquisition of Fairchild that was completed on September 19, 2016 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of Fairchild based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information also gives effect to the transactions undertaken to finance the acquisition of Fairchild.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the six months ended July 1, 2016 are presented as if the acquisition of Fairchild and the financing transactions had occurred on January 1, 2015. The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

Since the Fairchild acquisition closed on September 19, 2016, ON’s historical balance sheet as of September 30, 2016 includes the effect of the acquisition and a pro forma condensed combined balance sheet is not presented.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter and six month period ended July 1, 2016, our Quarterly Report on Form 10-Q for the quarter and nine month period ended September 30, 2016, the historical financial statements of Fairchild as of and for the year ended December 27, 2015, and the historical unaudited financial statements of Fairchild as of and for the quarter and six months ended June 26, 2016.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in millions, except per share data)

	Historical ON	Historical Fairchild	Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Revenues	$3,495.8	$1,370.2	$—		$—		$4,866.0
Cost of revenues (exclusive of amortization shown below)	2,302.6	932.4	—		58.6	5(a),(e)	3,293.6

Gross profit	1,193.2	437.8	—		(58.6)		1,572.4
Operating expenses:
Research and development	396.7	162.6	—		(2.3)	5(a)	557.0
Selling and marketing	204.3	—	97.1	5(g)	0.2	5(a)	301.6
General and administrative	182.3	—	115.2	5(g)	6.4	5(a),(d)	303.9
Selling, general and administrative	—	205.8	(205.8)	5(g)	—		—
Amortization of acquisition-related intangible assets	135.7	8.4	—		43.2	5(b)	187.3
Restructuring, asset impairments and other, net	9.3	47.6	—		—		56.9
Acquisition related costs	—	6.5	(6.5)	5(g)	—		—
Goodwill and intangible asset impairment	3.8	0.6	—		—		4.4

Total operating expenses	932.1	431.5	—		47.5		1,411.1

Operating income	261.1	6.3	—		(106.1)		161.3

Other income (expense), net:
Interest expense	(49.7)	—	(5.7)	5(g)	(99.1)	5(c)	(154.5)
Interest income	1.1	—	0.6	5(g)	—		1.7
Other	7.7	—	(0.3)	5(g)	—		7.4
Loss on debt extinguishment	(0.4)	—	—		—		(0.4)
Other expense, net	—	(5.4)	5.4	5(g)	—		—

Other (expense) income, net	(41.3)	(5.4)	—		(99.1)		(145.8)

Income before income taxes	219.8	0.9	—		(205.2)		15.5
Income tax provision	(10.8)	(16.0)	—		71.8	5(f)	45.0

Net income (loss)	209.0	(15.1)	—		(133.4)		60.5
Less: Net income attributable to non-controlling interest	(2.8)	—	—		—		(2.8)

Net income (loss) attributable to ON Semiconductor Corporation	$206.2	$(15.1)	$—		$(133.4)		$57.7

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.49						$0.14

Diluted	$0.48						$0.13

Weighted average common shares outstanding:
Basic	421.2						421.2

Diluted	427.8						427.8

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 1, 2016

(in millions, except per share data)

	Historical ON	Historical Fairchild	Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,695.0	$677.0	$—		$—		$2,372.0
Cost of revenues (exclusive of amortization shown below)	1,111.6	473.8	—		(4.1)	5(a)	1,581.3

Gross profit	583.4	203.2	—		4.1		790.7
Operating expenses:
Research and development	201.0	81.7	—		(0.8)	5(a)	281.9
Selling and marketing	101.9	—	44.0	5(g)	0.1	5(a)	146.0
General and administrative	90.5	—	52.8	5(g)	(6.5)	5(a),(d)	136.8
Selling, general and administrative	—	96.3	(96.3)	5(g)	—		—
Amortization of acquisition-related intangible assets	47.2	3.8	—		24.2	5(b)	75.2
Restructuring, asset impairments and other, net	6.9	(10.3)	—		—		(3.4)
Charge for litigation	—	0.5	(0.5)	5(g)	—		—
Goodwill and intangible asset impairment	2.2	—	—		—		2.2

Total operating expenses	449.7	172.0	—		17.0		638.7

Operating income	133.7	31.2	—		(12.9)		152.0

Other income (expense), net:
Interest expense	(57.7)	—	(2.8)	5(g)	(22.9)	5(c)	(83.4)
Interest income	2.4	—	0.4	5(g)	—		2.8
Other	(3.3)	—	(0.4)	5(g)	—		(3.7)
Loss on debt extinguishment	—	—	—		—		—
Other expense, net	—	(2.8)	2.8	5(g)	—		—

Other (expense) income, net	(58.6)	(2.8)	—		(22.9)		(84.3)

Income before income taxes	75.1	28.4	—		(35.8)		67.7
Income tax provision	(12.9)	(6.7)	—		12.5	5(f)	(7.1)

Net income	62.2	21.7	—		(23.3)		60.6
Less: Net income attributable to non-controlling interest	(1.1)	—	—		—		(1.1)

Net income attributable to ON Semiconductor Corporation	$61.1	$21.7	$—		$(23.3)		$59.5

Net income per common share attributable to ON Semiconductor Corporation:							—
Basic	$0.15						$0.14

Diluted	$0.15						$0.14

Weighted average common shares outstanding:
Basic	413.7						413.7

Diluted	416.5						416.5

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Fairchild Acquisition

On November 18, 2015, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Falcon Operations Sub, Inc. (“Purchaser”) and Fairchild Semiconductor International, Inc. (“Fairchild”), pursuant to which Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of Fairchild’s common stock, par value $0.01 per share (the “Shares”), for $20.00 per share in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 4, 2015 and the related Letter of Transmittal.

On September 19, 2016, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into Fairchild, with Fairchild surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share outstanding was converted into the right to receive $20.00 in cash, without interest and less any required withholding taxes (other than Shares held by (i) Fairchild as treasury stock, or the Company, Fairchild or their respective wholly owned subsidiaries (including Purchaser), which Shares were cancelled and ceased to exist).

The purchase price totaled $2,532.2 million in cash and was funded by the Company’s borrowings against its Term Loan “B” Facility and Revolving Credit Facility, as well as with cash on hand. See Note 2: “Description of Financing” for additional information.

2.	Description of Financing

On April 15, 2016, the Company entered into (1) (a) a $600 million senior revolving credit facility (the “Revolving Credit Facility”) and (b) a $2.2 billion term loan “B” facility (the “Term Loan “B” Facility”), the terms of which are set forth in a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent (the “Agent”), Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners (the “Lead Arrangers”), Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents, and (2) a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) with certain of its domestic subsidiaries (the “Guarantors”), pursuant to which the Credit Agreement was guaranteed by the Guarantors and secured by a pledge of substantially all of the assets of the Guarantors, including a pledge of the equity interests in certain of the Company’s domestic and first-tier foreign subsidiaries, subject to customary exceptions.

On September 19, 2016, the Company funded the acquisition of Fairchild with the proceeds from the Term Loan “B” Facility, proceeds from a $200.0 million draw against the Company’s Revolving Credit Facility, and existing cash on hand.

On September 30, 2016, the Company, the Guarantors, the several lenders party thereto and the Agent entered into the First Amendment to the Credit Agreement (the “First Amendment”) pursuant to which certain amendments were made to the Credit Agreement and the Guarantee and Collateral Agreement, including the following:

a.	the Term Loan “B” Facility was increased to $2.4 billion;

b.

certain restructuring transactions and intercompany intellectual property transfers were permitted under the terms of the Credit Agreement in order to achieve efficient integration of the Company, its subsidiaries and acquired entities; and

c.

certain changes were made to the provisions in each of the Credit Agreement and the Guarantee and Collateral Agreement regarding hedge agreements to allow the Company and each of the Guarantors to enter into hedge arrangements that shall be deemed to be “obligations” for purposes of the Credit Agreement which may be secured by the collateral granted pursuant to the Guarantee and Collateral Agreement.

Borrowings under the Credit Agreement, as amended by the First Amendment (the “Amended Credit Agreement”), may be incurred in U.S. Dollars, Euros, Pounds Sterling, Japanese Yen or any other currency approved by the Agent and the lenders, subject to certain qualifications described in the Amended Credit Agreement. Regardless of currency, all borrowings under the Amended Credit Agreement, may, at the Company’s option, be incurred as either eurocurrency loans (“Eurocurrency Loans”) or alternate base rate loans (“ABR Loans”).

Pursuant to the Amended Credit Agreement, for any interest period ending after the date of the First Amendment, Eurocurrency Loans will accrue interest at (i) a base rate per annum equal to the Adjusted LIBO Rate (as defined below) plus (ii) an applicable margin equal to (x) 2.75% with respect to borrowings under the Revolving Credit Facility (with step-downs as further described below) or (y) 3.25% with respect to borrowings under the Term Loan “B” Facility.

Pursuant to the Amended Credit Agreement, ABR Loans will accrue interest at (i) a base rate per annum equal to the highest of (x) the Federal funds rate plus 0.5%, (y) the prime commercial lending rate announced by Deutsche Bank AG, New York Branch from time to time as its prime lending rate and (z) the Adjusted LIBO Rate for a one month interest period (or if such day is not a business day, the immediately preceding business day) (determined after giving effect to any applicable “floor”) plus 1.00%; provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (as defined below), subject to the interest rate floors set forth in the Credit Agreement, as amended by the First Amendment, plus (ii) an applicable margin equal to (x) 1.75% with respect to borrowings under the Revolving Credit Facility or (y) 2.25% with respect to borrowings under the Term Loan “B” Facility.

After the completion of the Company’s first full fiscal quarter occurring six months after the closing date of the Company’s acquisition of Fairchild on September 19, 2016, the applicable margin for borrowings under the Revolving Credit Facility may be decreased if the Company’s consolidated net leverage ratio decreases.

3.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with ON being the accounting acquirer, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical consolidated financial statements of ON and Fairchild assuming the acquisition occurred on January 1, 2015.

Under ASC Topic 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their assumed acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Acquired in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the assumed acquisition date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process research and development assets are generally considered amortizable, finite-lived assets.

As it relates to the Acquisition, the allocation of the respective purchase consideration of each acquisition depends upon certain estimates and assumptions, all of which are preliminary.

The pro forma adjustments represent management’s best estimate and are based upon currently available information and certain assumptions that ON Semiconductor Corporation believes are reasonable under the circumstances.

The Company is not aware of any material transactions between ON and Fairchild during the periods presented hence adjustments have not been reflected in the unaudited pro forma condensed combined financial information for any such transaction.

Fairchild’s fiscal 2015 year ended on December 27, 2015 and the six months interim period ended on June 26, 2016.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined companies. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the acquisition, nor do they reflect the costs to integrate such operations or the costs necessary to achieve any cost savings, operating synergies or revenue enhancements.

4.	Preliminary Purchase Price Allocation

The following table presents the provisional allocation of $2,532.2 million for the Fairchild assets acquired and liabilities assumed based on their fair values (in millions):

Initial Estimate
Cash and cash equivalents	$255.0
Receivables	227.3
Inventories	342.3
Other current assets	59.3
Property, plant and equipment	813.5
Goodwill	733.6
Intangible assets (excluding IPRD)	423.4
In-process research and development	102.4
Other non-current assets	17.7

Total assets acquired	2,974.5

Accounts payable	79.4
Other current liabilities	160.1
Deferred tax liabilities	167.6
Other non-current liabilities	35.2

Total liabilities assumed	442.3

Net assets acquired/purchase price	$2,532.2

The initial estimated purchase price allocation is subject to change as the company finalizes its determination relating to the valuation of net assets, finalization of key assumptions, approaches and judgments with respect to intangible assets acquired from Fairchild. Accordingly, future adjustments may impact the initial estimated amount of goodwill and other allocated amounts represented in the table above.

5.	Pro Forma Adjustments

(a)

Depreciation Expense—To eliminate the depreciation related to Fairchild’s property, plant and equipment based on historical acquisition cost and reflect depreciation based on the preliminary fair values and useful lives of property, plant and equipment acquired.

(In millions)	Year ended December 31, 2015	Six months ended July 1, 2016
Eliminate Fairchild’s historical depreciation included in:
Cost of revenues (exclusive of amortization)	$(113.6)	$(46.9)
Research and development	(5.5)	(2.3)
Selling and marketing (after reclassification)	(0.5)	(0.2)
General and administrative (after reclassification)	(4.4)	(1.8)

	$(124.0)	$(51.2)

Depreciation of the property, plant and equipment acquired:
Cost of revenues (exclusive of amortization)	$91.1	$42.8
Research and development	3.2	1.5
Selling and marketing (after reclassification)	0.7	0.3
General and administrative (after reclassification)	3.8	1.8

	$98.8	$46.4

Cost of revenues (exclusive of amortization)	$(22.5)	$(4.1)
Research and development	(2.3)	(0.8)
Selling and marketing (after reclassification)	0.2	0.1
General and administrative (after reclassification)	(0.6)	—

Pro forma depreciation adjustment	$(25.2)	$(4.8)

(b)

Intangible Amortization—To eliminate the historical amortization related to Fairchild’s existing intangible assets and reflect amortization of intangibles based on the preliminary fair values and useful lives of intangible assets acquired. The total weighted average amortization period for the acquired intangibles is 10.2 years.

(In millions)	Year ended December 31, 2015	Six months ended July 1, 2016
Eliminate Fairchild historical amortization	$(8.4)	$(3.8)
Amortization of the acquired intangible assets	51.6	28.0

Pro forma adjustment	43.2	24.2

(c)

Interest Expense —To eliminate the historical interest expense related to Fairchild’s line of credit, which was paid off at the date of acquisition and reflect the current interest expense associated with the Company’s Term Loan “B” Facility. The six months ended July 1, 2016 interest expense on Term Loan “B” Facility of $25.7 million is incremental to $27.0 million in interest expense recorded by ON during the period as the debt was funded on April 15, 2016. See Note 2: “Description of Financing” for further information.

(In millions)	Year ended December 31, 2015	Six months ended July 1, 2016
Eliminate Fairchild historical interest expense	$(5.7)	$(2.8)
Interest expense on Term Loan “B” Facility	104.8	25.7

Pro forma adjustment	99.1	22.9

(d)

Acquisition-related transaction costs—To eliminate Fairchild and ON’s historical acquisition-related transaction costs and reflect the acquisition-related transaction costs incurred on day one of the acquisition.

(In millions)	Year ended December 31, 2015	Six months ended July 1, 2016
Eliminate Fairchild historical transaction costs	$(6.5)	$(2.1)
Eliminate ON’s historical transaction costs	(3.4)	(4.4)
Day one acquisition related transaction costs	16.9	—

Pro forma adjustment	7.0	(6.5)

(e)	Inventory step-up — To record the expensing of $81.1 million representing the step up for the difference in book value and preliminary fair value of inventory acquired in the acquisition.

(f)

Income Tax Effects of Pro Forma Adjustments—Amounts were calculated using an effective tax rate of 35.0%. The effective tax rate of the combined companies could be significantly different than the estimated rates used for the purposes of preparing the pro forma condensed combined statements of operations for a variety of factors, including post-acquisition activities.

(g)

Reclassifications — To conform presentation on the unaudited pro forma condensed combined statement of operations, the Company made the following reclassifications to Fairchild’s historical consolidated statements of operations: (1) selling, general and administrative expenses have been separated into selling and marketing expenses and general and administrative expenses, (2) acquisition related costs and charge for litigation have been included within general and administrative expenses; and (3) other expense, net has been separated into interest expense, interest income and other.